================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


         Date of Report (Date of earliest event reported): March 6, 1998



                           TAPPAN ZEE FINANCIAL , INC.
               (Exact name of registrant as specified in charter)


   DELAWARE                       0-26466                       13-3840352
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


                  75 NORTH BROADWAY, TARRYTOWN, NEW YORK 10591
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (914) 631-0344


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


================================================================================

ITEMS 1-4.     NOT APPLICABLE.

ITEM 5.        OTHER EVENTS.

         On March 6, 1998, Tappan Zee Financial, Inc., a Delaware corporation ("Tappan Zee"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S.B. Holding Co., Inc., a Delaware corporation ("USB"). USB is a bank holding company that currently owns Union State Bank, a New York State chartered commercial bank ("Union State Bank"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The Merger Agreement provides, among other things, that Tappan Zee will merge with and into USB, with USB being the surviving corporation (the "Merger").

         Pursuant to the Merger Agreement, each share of Tappan Zee common stock, par value $.01 per share ("Tappan Zee Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into and become the right to receive shares of USB common stock, par value $5.00 per share ("USB Common Stock"), equal to $22.00 except for shares of Tappan Zee Common Stock held directly or indirectly, other than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by USB or a subsidiary of USB, which shall be cancelled. The price will stay fixed at $22.00 in USB Common Stock if USB's Average Closing Price (as defined in the Merger Agreement) remains between $17.75 and $25.00. If USB's Average Closing Price is less than $17.75, Tappan Zee's shareholders shall receive a fixed rate of 1.24 shares of USB Common Stock for each share of Tappan Zee Common Stock. Conversely, if USB's Average Closing Price is greater than $25.00, Tappan Zee's shareholders shall receive a fixed rate of 0.88 shares of USB Common Stock for each share of Tappan Zee Common Stock. The Merger Agreement contains customary anti-dilution provisions. Each holder of Tappan Zee Common Stock who would otherwise be entitled to receive a fraction of a share of USB Common Stock will receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Tappan Zee Common Stock by $22.00.

         Tappan Zee has the right to terminate the Merger Agreement if USB's Average Closing Price is less than $15.00 per share, unless USB elects to increase the consideration to be received by Tappan Zee shareholders pursuant to the Merger Agreement to equal shares of USB Common Stock having a minimum value of $18.60.

         The Merger Agreement also provides that each option to purchase shares of Tappan Zee Common Stock under Tappan Zee's stock option plans which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right to purchase shares of USB Common Stock in accordance with the terms of the Tappan Zee stock option plan and Tappan Zee option agreement by which it is evidenced, except that from and after the Effective Time, among other things, (i) the number of shares of USB Common Stock subject to each Tappan Zee option shall be equal to the number of shares of Tappan Zee Common Stock subject to such option prior to the Effective Time multiplied by the Exchange Ratio (with fractional shares rounded down to the nearest share) and (ii) the exercise price per share of USB Common Stock purchasable thereunder shall be that specified in the Tappan Zee option divided by the Exchange Ratio (rounded up to the nearest cent).

         In connection with the Merger Agreement, the directors and executive officers of Tappan Zee entered into an affiliate agreement with USB pursuant to which each such person agreed in his personal capacity to vote the shares of Tappan Zee Common Stock beneficially owned by him in favor of the Merger Agreement at the meeting of Tappan Zee shareholders called for the purpose of considering the same and to not transfer such shares of Tappan Zee Common Stock or shares of USB Common Stock acquired upon consummation of the Merger or otherwise during specified periods. Also in connection with the Merger Agreement, the directors and executive officers of USB entered into a similar affiliate agreement with Tappan Zee with respect to the shares of USB Common Stock beneficially owned by them.

         Consummation of the Merger is expected to occur in the third quarter of calendar year 1998 and is subject to the satisfaction of certain customary conditions, including (i) approval of the Merger Agreement by the shareholders of Tappan Zee, (ii) approval of the appropriate regulatory agencies, (iii) receipt of an opinion from USB's legal counsel or independent public accountants as to the tax treatment of certain aspects of the Merger and (iv) receipt of letters from the parties' respective independent accountants to effect that the Merger shall be accounted for as a pooling-of-interests. The transaction is expected to be treated as a tax-free exchange to holders of Tappan Zee Common Stock and to be accounted for as a pooling of interests.

         In connection with the Merger Agreement, Tappan Zee and USB also entered into a Stock Option Agreement, dated as of March 6, 1998, a copy of which is attached hereto as Exhibit 4.1, which, under certain defined circumstances, would enable USB to purchase up to 294,134, or 19.9%, of issued and outstanding Tappan Zee Common Stock at a price of $18.50 per share.

         Tappan Zee and USB publicly announced the Merger in a press release dated March 6, 1998, a copy of which is attached hereto as Exhibit 99.1.


ITEM 6.   NOT APPLICABLE.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          a.   Financial Statements of Businesses Acquired. Not Applicable

          b.   Pro forma Financial Information. Not Applicable

          c. Exhibits: The following Exhibits are filed as part of this report:

     EXHIBIT NO.                              DESCRIPTION
     -----------                              -----------

         2.1 Agreement and Plan of Merger, dated as of March 6, 1998, between USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         4.1 Stock Option Agreement, dated March 6, 1998, between USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         10.1 Affiliate Agreement, dated March 6, 1998, between the directors and certain officers of Tappan Zee Financial, Inc. and USB Holding Co., Inc.

         10.2 Affiliate Agreement, dated March 6, 1998, between the directors and certain officers of USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         99.1                   Press Release issued March 6, 1998.


ITEM 8.   NOT APPLICABLE.


ITEM 9.   NOT APPLICABLE.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TAPPAN ZEE FINANCIAL, INC.


                                       By:  /s/ Harry G. Murphy
                                            -----------------------------
                                            Harry G. Murphy
                                            Vice President and Secretary

Date:    March 13, 1998

                                  EXHIBIT INDEX




       EXHIBIT                           DESCRIPTION
       -------                           -----------

         2.1 Agreement and Plan of Merger, dated as of March 6, 1998, between USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         4.1 Stock Option Agreement, dated as of March 6, 1998, between USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         10.1 Affiliate Agreement, dated March 6, 1998, between the directors and certain officers of Tappan Zee Financial, Inc. and USB Holding Co., Inc.

         10.2 Affiliate Agreement, dated March 6, 1998, between the directors and certain officers of USB Holding Co., Inc. and Tappan Zee Financial, Inc.

         99.1           Press Release issued March 6, 1998.